SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K




                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                        Commission File Number 000-30779


                                January 29, 2004
                           Earliest Date of the Report


                        Shimoda Resources Holdings, Inc.
             (Exact name of registrant as specified by its charter)



         Nevada                                                  75-2843787
(State of incorporation)                                   (IRS Employer Number)


                   15 River Road, Suite 230, Wilton, CT 06897
                    (Address of principal executive offices)


                  Registrant's Telephone Number: (203) 563-9430

Item 5.  Other Events and Regulation FD Disclosure.

On January 23, 2004 the Company terminated the role of Peter Lazaro as Chief Financial Officer, Company Secretary and Treasurer, effective immediately. The Company is now conducting a search for a qualified replacement. Subsequent to the date of termination, an internal investigation showed that unauthorized sums of money, totaling approximately US$150,000, had been removed by and paid to Peter Lazaro. The police have been notified as part of a process to recover all unauthorised funds received by Mr. Lazaro over a period from October 2003 to January 2004, and are currently conducting an investigation.

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This  Form 8-K  contains  certain  forward-looking  statements  and  information relating to the Company that is based on the beliefs of the Company or management as well as assumptions made by and information currently available to the Company or management. When used in this document, the words "anticipate", "believe", "estimate", "expect" and "intend" and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



/s/ David Mapley
----------------
Dated:  January 29, 2004
David Mapley, President & CEO
Shimoda Resources Holdings, Inc.